UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2017

CESCA THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California	95742

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

          Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 7, 2017, Cesca Therapeutics Inc. (the “Company”) entered into a transaction in which its wholly owned subsidiary, ThermoGenesis Corp. (“ThermoGenesis”), acquired the business and substantially all of the assets of SynGen Inc. (“SynGen”), a privately held Sacramento, California-based technology company that develops, markets, and sells advanced cell separation tools and accessories. In the transaction (the “SynGen Transaction”), ThermoGenesis acquired substantially all of SynGen’s operating assets, including its proprietary cell processing platform. In exchange, ThermoGenesis issued to SynGen shares of ThermoGenesis common stock that, after giving effect to the issuance, constitute 20% of ThermoGenesis’ outstanding common shares, and ThermoGenesis also made a one-time cash payment of $1.0 million to SynGen (together with the issuance of common stock, the “Transaction Consideration”). Immediately prior to the SynGen Transaction, the Company contributed the assets, business, and current liabilities of its blood and bone-marrow processing device business to ThermoGenesis and will operate such business (together with the acquired business) through the ThermoGenesis subsidiary.

The following is a description of the material terms and features of the SynGen Transaction:

●

In connection with the transaction, ThermoGenesis and SynGen entered into an Asset Acquisition Agreement, dated July 7, 2017, setting forth the terms and conditions relating to the transfer of the SynGen assets and business in exchange for the Transaction Consideration (the “Acquisition Agreement”). No liabilities of SynGen were assumed by ThermoGenesis under the Acquisition Agreement other than obligations first arising after the closing under specified assigned contracts. The Acquisition Agreement also contains customary representations, warranties, indemnities, and covenants. As reflected in the Asset Acquisition Agreement and other transaction documents, the ThermoGenesis common stock issued as transaction consideration will be transferred to and held by SynGen’s senior secured creditor, Bay City Capital Fund V, L.P. and a related co-investment fund (collectively, “Bay City”), as partial repayment of amounts owed to Bay City under certain debt arrangements.

●

As provided in the Acquisition Agreement, Philip H. Coelho, the co-founder and chief technology officer of SynGen, has joined ThermoGenesis as its Chief Technology Officer in connection with the transaction, and 11 other SynGen employees also joined ThermoGenesis.

●

ThermoGenesis, the Company, and Bay City entered into a Voting Agreement (the “Voting Agreement”) that establishes the size and composition of the ThermoGenesis board of directors (the “ThermoGenesis Board”). The Voting Agreement provides that, for so long as Bay City continues to hold at least 5% of the ThermoGenesis outstanding common stock, the ThermoGenesis Board will be comprised of five members, two of whom are designated by the Company (who will initially be Chris Xu and Vivian Liu), one of whom is designated by Bay City (who will initially be Carl Goldfischer), and two of whom will be independent directors designated by each of the Company and Bay City, respectively, with the independent directors to be selected in the future. The Voting Agreement also contains a “drag-along” right applicable to any sale of ThermoGenesis that is approved by the holders of at least 85% of the outstanding ThermoGenesis common stock.

●

ThermoGenesis, the Company, and Bay City entered a Right of First Refusal and Co-Sale Agreement (the “ROFR Agreement”) in which the Company and Bay City agreed that, in the event that either seeks to transfer all or any portion of its common stock in ThermoGenesis to a non-affiliated third party, the transferring stockholder must first offer to sell such stock on the same terms to the other party. In the event that the right of first refusal is not exercised, the non-transferring party will have co-sale rights with respect to the third-party transfer. The provisions of the ROFR Agreement will terminate upon Bay City and its affiliates ceasing to own at least 2% of the outstanding common stock of ThermoGenesis or, if earlier, upon certain public offerings or sale transactions by ThermoGenesis.

●

ThermoGenesis and Bay City also entered into an Investors’ Rights Agreement (the “IRA”) granting to Bay City certain piggyback and “Form S-3” registration rights in the event that ThermoGenesis becomes a publicly traded company at any time in the future. The IRA also grants Bay City a right, with certain exceptions, to participate in future equity issuances by ThermoGenesis to the extent necessary to enable Bay City to maintain its ownership percentage in ThermoGenesis, and it also grants Bay City the right to receive certain financial and other information from ThermoGenesis. The IRA also provides that, so long at Bay City owns 5% of the outstanding ThermoGenesis stock, ThermoGenesis will not enter into convertible debt transactions in an amount in excess of $5.0 million without the consent of the director appointed by Bay City.

●

In connection with the SynGen Transaction, ThermoGenesis adopted and filed an Amended and Restated Certificate of Incorporation (the “Restated Charter”) that includes supermajority voting provisions pursuant to which the holders of at least 85% of outstanding ThermoGenesis common stock must approve certain types of transactions by ThermoGenesis. These transactions include, subject to specified exceptions and limitations, liquidating transactions, a merger by ThermoGenesis, sales of all or substantially all of ThermoGenesis assets, creation of new classes of securities with senior rights, stock redemptions, transfers of certain material assets, and increases in authorized stock in excess of 5 million shares per year.

●

As a part of the SynGen Transaction and in consideration of the parties’ agreements pursuant thereto, SynGen, Philip Coelho, and the Company settled the pending dispute between the parties styled Cesca Therapeutics Inc. v. SynGen Inc., PHC Medical, Inc., Philip Coelho, Terrence Wolf, Prince Emmanuel, and Does 1 through 10, inclusive, pending in the United States District Court for the Eastern District of California Sacramento Division. In connection with such settlement, the parties granted customary mutual releases.

The foregoing descriptions of the Acquisition Agreement, Voting Agreement, ROFR Agreement, IRA, and Restated Charter are incomplete and are qualified by reference to the full text of such documents attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated into this Item 2.01 by reference.

Item 7.01.	Regulation FD Disclosure.

On July 10, 2017, the Company issued a press release announcing the completion of the SynGen Transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

As permitted by Item 9.01(a)(4), the Company will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

As permitted by Item 9.01(b)(2), the Company will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d)	Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Asset Acquisition Agreement, dated July 7, 2017, between SynGen Inc. and ThermoGenesis Corp.*

10.1	Voting Agreement, dated July 7, 2017, among ThermoGenesis Corp., Cesca Therapeutics Inc., Bay City Capital Fund V, L.P., and Bay City Capital Fund V Co-Investment Fund, L.P.

10.2	Investors’ Rights Agreement, dated July 7, 2017, among ThermoGenesis Corp., Bay City Capital Fund V, L.P., and Bay City Capital Fund V Co-Investment Fund, L.P.

10.3

Right of First Refusal and Co-Sale Agreement, dated July 7, 2017, among ThermoGenesis Corp., Cesca Therapeutics Inc., Bay City Capital Fund V, L.P., and Bay City Capital Fund V Co-Investment Fund, L.P.

10.4	Amended and Restated Certificate of Incorporation of ThermoGenesis Corp.

99.1	Press Release, dated July 10, 2017

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CESCA THERAPEUTICS INC.

Dated: July 11, 2017	/s/ Vivian Liu
Vivian Liu, Chief Operating Officer